EXHIBIT 99

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE REPORTS 2004 FIRST QUARTER FINANCIAL RESULTS

Net Sales Increased 25%; Comparable Store Sales Increased 16%
Earnings Per Share Increased 100% to $0.42, Compared to $0.21 Last Year

           Secaucus, New Jersey - May 13, 2004 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the first quarter ended May 1, 2004.

•	Net sales for the first quarter increased 25% to $225.8 million, compared with $181. million a year earlier.
•	Comparable store sales increased 16% in the quarter, versus a 13% decrease for the same period last year.
•	Net income was $11.5 million, compared to net income of $5.5 million for the same period in 2003.
•	Diluted earnings per share were $0.42 compared with $0.21 in the fiscal 2003 period.
•	The Company opened 10 new stores and closed one store during the first quarter.

           “We are very pleased with our first quarter financial results, with earnings per share increasing 100% over last year,” said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place. “Our strong performance was consistent across all key areas, including increases in full price selling, customer traffic, conversion, and inventory turn. We are encouraged by our continued momentum and excited about our future growth, which we will drive through increased store productivity and store expansion.”

           The Children’s Place will host a webcast of its first quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, May 20, 2004.

           The Children’s Place Retail Stores, Inc. is a leading specialty retailer of high quality, value-priced apparel and accessories for children, newborn to age ten. The Company designs, contracts to manufacture and sells its products under the “The Children’s Place” brand name. As of May 1, 2004, the Company operated 700 stores, including 657 stores in the United States and 43 stores in Canada. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

           This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                                                13 Weeks Ended:
                                                                                ----------------
                                                                        May 1, 2004           May 3, 2003
                                                                        -----------           -----------
    Net sales                                                        $      225,779         $     181,010
    Cost of sales                                                           133,921               111,120
                                                                     --------------         -------------
    Gross profit                                                             91,858                69,890
    Selling, general and administrative                                      62,673                51,391
    Depreciation and amortization                                            10,304                 9,528
                                                                     --------------         -------------

    Operating income                                                         18,881                 8,971
    Interest (income) expense, net                                              (25)                  (93)
                                                                     --------------         -------------

    Income before income taxes                                               18,906                 9,064
    Provision for income taxes                                                7,373                 3,535
                                                                     --------------         -------------

    Net income                                                       $       11,533       $         5,529
                                                                     ==============       ===============
    Basic income per share                                           $         0.43       $          0.21

    Basic weighted average number
         of shares outstanding                                               26,813                26,599

    Diluted income per share                                         $         0.42       $          0.21

    Diluted weighted average number
         of shares outstanding                                               27,657                26,739

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                            May 1, 2004           January 31, 2004            May 3, 2003
                                                            -----------           ----------------            -----------
                                                            (Unaudited)                                       (Unaudited)
  Current assets:

  Cash and cash equivalents                               $      84,295              $      74,772            $    47,359

  Accounts receivable                                             9,879                      8,462                 14,973

  Inventories                                                   100,731                     96,128                 70,374

  Other current assets                                           22,014                     20,070                 18,462

  Total current assets                                          216,919                    199,432                151,168

  Property and equipment, net                                   146,408                    146,707                156,846

     Other assets, net                                           13,814                     13,527                  9,308
                                                          -------------              -------------            -----------
    Total assets                                          $     377,141              $     359,666            $   317,322
                                                          =============              =============            ===========
  Current liabilities:

  Revolving credit facility                               $           0              $           0            $       442

  Accounts payable                                               43,622                     35,173                 29,020

    Accrued expenses and
        other current liabilities                                46,401                     49,984                 37,784
                                                          -------------              -------------            -----------
  Total current liabilities                                      90,023                     85,157                 67,246

    Other liabilities                                            17,727                     17,504                 15,047
                                                          -------------              -------------            -----------
  Total liabilities                                             107,750                    102,661                 82,293

    Stockholders' equity                                        269,391                    257,005                235,029

    Total liabilities and stockholders' equity            $     377,141              $     359,666            $   317,322
                                                          -------------              -------------            -----------